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September 30, 2003                                  190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

                                                    Main Tel (312) 782-0600
                                                    Main Fax (312) 701-7711




Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the Several Underwriters
250 Vesey Street
World Financial Center
New York, NY 10281-1310

SG Cowen Securities Corporation,
  as Representative of the Several Underwriters
1221 Avenue of the Americas, 7th Floor
New York, NY 10020



         Re: CNH WHOLESALE MASTER NOTE TRUST, SERIES 2003-1 AND SERIES 2003-2
             ----------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as special Federal tax counsel for CNH Wholesale Master Note Trust, a Delaware statutory trust (the "TRUST"), in connection with the issuance and sale of Series 2003-1 Class A Asset Backed Notes (the "SERIES 2003-1 CLASS A NOTES"), Series 2003-1 Class B Asset Backed Notes (the "SERIES 2003-1 CLASS B NOTES", together with the Series 2003-1 Class A Notes, the "SERIES 2003-1 NOTES"), the Series 2003-2 Class A Asset Backed Notes (the "SERIES 2003-2 CLASS A NOTES"), the Series 2003-2 Class B Asset Backed Notes (the "SERIES 2003-2 CLASS B NOTES", together with the Series 2003-2 Class A Notes, the "SERIES 2003-2 NOTES", and together with the Series 2003-1 Notes, the "NOTES"), to be issued pursuant to the Indenture, dated as of September 1, 2003 (the "MASTER INDENTURE"), and in respect of the Series 2003-1 Notes, pursuant to the Series 2003-1 Indenture Supplement, dated as of September 30, 2003 (the "SERIES 2003-1 INDENTURE SUPPLEMENT"), and in respect of the Series 2003-2 Notes, pursuant to the Series 2003-2 Indenture Supplement, dated as of September 30, 2003 (the "SERIES 2003-2 INDENTURE SUPPLEMENT", together with the Master Indenture and the Series 2003-1 Indenture Supplement, the "INDENTURE"), in each case, between the Trust and JPMorgan Chase Bank, as Indenture Trustee. Capitalized terms not otherwise defined herein are used as defined in the Transfer and Servicing Agreement, dated as of September 1, 2003 (the "TRANSFER AND SERVICING AGREEMENT"), among the Trust, as Issuer, CNH Wholesale Receivables Inc. ("CNHWR"), as Transferor, and Case Credit Corporation ("CASE CREDIT"), as the Servicer.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have


     Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We Operate in Combination with our Associated English Partnership in the Offices Listed Below.

    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
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INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C.

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deemed necessary or appropriate for the purposes of this opinion, including: (a)
the Prospectus, dated September 24, 2003 (the "SERIES 2003-1 PROSPECTUS"), (b) the Prospectus Supplement (to the Series 2003-1 Prospectus), dated September 24, 2003 (the "SERIES 2003-1 PROSPECTUS SUPPLEMENT"), relating to the Series 2003-1 Notes as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (c) the Prospectus, dated September 24, 2003 (the "SERIES 2003-2 PROSPECTUS"), (d) the Prospectus Supplement (to the Series 2003-2 Prospectus), dated September 24, 2003 (the "SERIES 2003-2 PROSPECTUS SUPPLEMENT"), relating to the Series 2003-2 Notes, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (e) the NH Receivables Purchase Agreement, dated as of September 1, 2003, among New Holland Credit Company, LLC, Case Credit and CNHWR, (f) the Case Receivables Purchase Agreement, dated as of September 1 2003, between Case Credit and CNHWR,
(g) the Transfer and Servicing Agreement, (h) the Trust Agreement, dated as of September 1, 2003, (the "TRUST AGREEMENT"), between CNHWR, as Depositor, and The Bank of New York, as trustee (the "TRUSTEE"), (i) the Indenture, (j) specimens of the Series 2003-1 Notes and (k) specimens of the Series 2003-2 Notes.

         The opinion set forth in this letter is based on reasoning from legal principles based on the relevant provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereof, currently applicable Treasury regulations, judicial decisions, administrative rulings and such other authorities as we have considered relevant. There can be no assurance that the opinions expressed below could not be successfully challenged by the Internal Revenue Service, or significantly altered by legislative changes, changes in administrative positions or judicial decisions, any of which may be applied retroactively with respect to the completed transactions. Any such change could render the affected provisions of this opinion inoperative. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         Based upon the foregoing, we hereby confirm that: (i) the statements set forth in the Series 2003-1 Prospectus under the heading "U.S. Federal Income Tax Consequences" and in the Series 2003-1 Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) accurately reflect our opinion; (ii) the statements set forth in the Series 2003-2 Prospectus under the heading "U.S. Federal Income Tax Consequences" and in the Series 2003-2 Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) accurately reflect our opinion; (iii) the statements set forth in the Series 2003-1 Prospectus under the heading "Illinois State Tax Consequences" and in the Series 2003-1 Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Illinois state income tax consequences) accurately reflect our opinion; and (iv) the statements set forth in the Series 2003-2 Prospectus under the heading "Illinois State Tax Consequences" and in the Series 2003-2 Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Illinois state income tax consequences) accurately reflect our opinion.

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                                      Very truly yours,

                                      /s/ MAYER, BROWN, ROWE & MAW LLP

                                      MAYER, BROWN, ROWE & MAW LLP


WAL/PTG